FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: FUNDAMENTAL GLOBAL INC.

Entity or Nevada Business Identification Number (NVID): NV20222599801

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes) ______

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: 09/05/2025 Time: 12:00PM EST

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- [x] The entity name has been amended.
- [ ] The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- [ ] The purpose of the entity has been amended.
- [x] The authorized shares have been amended.
- [ ] The directors, managers or general partners have been amended.
- [ ] IRS tax language has been added.
- [ ] Articles have been added.
- [ ] Articles have been deleted.
- [ ] Other.

The articles have been amended as follows: (provide article numbers, if available)

As Attached.

(attach additional page(s) if necessary)

6. Signature: (Required)

X Signed by: [signature] 357D6392430E469...
Signature of Officer or Authorized Signer

Chief Executive Officer
Title

X ______________________________
Signature of Officer or Authorized Signer

Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

ATTACHMENT TO
CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FUNDAMENTAL GLOBAL INC.

Fundamental Global Inc. (the "**Corporation**"), a corporation organized and existing under and by virtue of the Nevada Revised Statutes (the "**NRS**"), hereby certifies that:

1. This Certificate of Amendment to the Amended and Restated Articles of Incorporation (this "**Certificate of Amendment**") amends certain provisions of the Articles of Incorporation of the Corporation (the "**Articles of Incorporation**").

2. This Certificate of Amendment has been approved and duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of the NRS.

3. Upon this Certificate of Amendment becoming effective, the name of the Corporation is hereby changed to FG Nexus Inc.

4. Upon this Certificate of Amendment becoming effective, the first paragraph of Article IV of the Corporation's Articles of Incorporation is hereby amended and restated as follows:

> The total number of shares of capital stock which the Corporation shall have the authority to issue is one billion, five hundred million (1,500,000,000) shares, of which (i) one billion (1,000,000,000) shares shall be designated as common stock, par value $0.001 per share (the "**Common Stock**"), five hundred million (500,000,000) shares shall be designated as preferred stock, par value $0.001 per share (the "**Preferred Stock**"), and fifteen million (15,000,000) shares of such Preferred Stock shall be designated as preferred stock, par value $25.00 per share, 8.00% Cumulative Preferred Stock, Series A (the "**Cumulative Preferred Stock**").

5. This Certificate of Amendment shall become effective at 12:00 p.m. Eastern Time, on September 5, 2025.

***

This Certificate of Amendment to the Articles of Incorporation has been signed by a duly authorized officer of the Company on September 5, 2025.

FUNDAMENTAL GLOBAL INC.

Signed by:

By: ____________________

357D63924305469...

Name: D. Kyle Cerminara

Title: Chief Executive Officer